ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number
Barbara K. Cegavske	20150432210-20
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/29/2015 3:46 PM
	Entity Number E0433832007-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Minerco Resources, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

1. Name of the corporation: Minerco Resources, Inc.

2. The articles have been amended as follows (provide article number if available):

Section 1. Name of the corporation: Minerco, Inc.

Section 3. shall be amended as follows: See attached

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 52%

4. Effective date and time of filing: (optional) Date: 10/02/15 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X S J M III

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Minerco Certificate of Amendment continued

The number of shares of Common Stock which the Company shall have the authority to issue is Two Hundred Fifty Million (250,000,000) shares, par value $0.001. Upon the effective time of the Certificate of Amendment to the Articles of Incorporation (the "***Effective Time***"), the shares of Common Stock and Series A Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock and Series A Convertible Preferred Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified into a smaller number of shares such that every one hundred shares of issued Common Stock and Series A Convertible Preferred Stock immediately prior to the Effective Time are reclassified into one (1) share of Common Stock and Series A Convertible Preferred Stock, respectively. Notwithstanding the foregoing, no fractional shares of Common Stock or Series A Convertible Preferred Stock shall be issued as a result of the reclassification and any fraction of a share of Common Stock and Series A Convertible Preferred Stock that would otherwise have resulted from the foregoing stock split will be eliminated by rounding such fraction up to the nearest whole share. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock and Series A Convertible Preferred Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock and Series A Convertible Preferred Stock after the Effective Time into which the shares of Common Stock and Series A Convertible Preferred Stock formerly represented by such certificate shall have been reclassified; provided, however, that each person of record holding a certificate that represented shares of Common Stock and Series A Convertible Preferred Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock and Series A Convertible Preferred Stock after the Effective Time into which the shares of Common Stock and Series A Convertible Preferred Stock formerly represented by such certificate shall have been reclassified."